SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

❒ Preliminary Proxy Statement
❒ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
❒ Definitive Proxy Statement
❒ Definitive Additional Materials
☒ Soliciting Material Under Rule 14a-12

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THE PEP BOYS−MANNY, MOE & JACK
(Name of Registrant as Specified in Its Charter)
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BARINGTON COMPANIES EQUITY PARTNERS, L.P.
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
_____________________________________________________________________________

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

❒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

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❒ Fee paid previously with preliminary materials.

❒ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

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Barington Capital Group, L.P.
888 Seventh Avenue
New York, New York 10019

March 28, 2006

Mr. William Leonard
Chairman of the Board
The Pep Boys - Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132

Dear Bill:

As you know, we were extremely disappointed by the decision of the Pep Boys Board to extend the employment agreement of Lawrence Stevenson as Chief Executive Officer. We have repeatedly called for the Board to employ a new Chief Executive Officer as quickly as possible in order to stabilize the operations of the Company. Furthermore, as the turnaround plan implemented under Mr. Stevenson’s leadership has by our accounts been disastrous for the Company, its employees and its stockholders, we were shocked by the announcement that the Board continues to believe that his plan is the right path.

While we support the decision of the Board to retain a financial advisor to explore financial and strategic alternatives for the Company, the day-to-day operations of the Company cannot be ignored. Earlier this month, Pep Boys posted another quarter of weak financial results. This comes on the heels of what we viewed to be an abysmal 2005 fiscal year, highlighted by continued deterioration of the Service Center business, excessive debt levels that are limiting the Company’s financial flexibility and the continuation of a capital spending plan that has yielded, in our opinion, little return for stockholders.

We are growing increasingly concerned that the Board lacks a sense of urgency. We are convinced that each day that the Board continues on its current course, Pep Boys is being led in the wrong direction and the value of the Company is deteriorating. In our view this can only have a negative impact on the prospects of the Company and the value of any strategic alternatives that might be available for consideration by the Board.

In order to ensure that the value of our investment and that of our fellow stockholders is being protected, we feel we have no choice but to seek representation on the Pep Boys Board. It is therefore our intention to nominate a slate of directors for election to the Board at the Company’s next annual meeting.

Sincerely yours,

/s/ James A. Mitarotonda

James A. Mitarotonda

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Barington Companies Equity Partners, L.P. (“Barington”) intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2006 Annual Meeting of Stockholders of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the “Company”).

The following persons, which have joined with Barington in filing a Statement on Schedule 13D with respect to the Company’s common stock, are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James Mitarotonda, Parche, LLC, Starboard Value and Opportunity Master Fund Ltd., RCG Carpathia Master Fund, Ltd., RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., Ramius Master Fund, Ltd., Admiral Advisors, LLC, Ramius Advisors, LLC, Ramius Capital Group, LLC, C4S & Co., LLC, Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon, Thomas W. Strauss, RJG Capital Partners, L.P., RJG Capital Management, LLC, Ronald Gross, D.B. Zwirn Special Opportunities Fund, L.P., D.B. Zwirn Special Opportunities Fund (TE), L.P., D.B. Zwirn Special Opportunities Fund, Ltd., HCM/Z Special Opportunities LLC, D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC and Daniel B. Zwirn.

BARINGTON COMPANIES EQUITY PARTNERS, L.P. STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION. SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING BARINGTON’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR PROXY@MACKENZIEPARTNERS.COM.

INFORMATION REGARDING THE DIRECT OR INDIRECT INTERESTS OF CERTAIN PERSONS ANTICIPATED TO BE, OR WHO MAY BE DEEMED TO BE, PARTICIPANTS IN SUCH PROXY SOLICITATION IS AVAILABLE IN THE SCHEDULE 13D FILED BY BARINGTON COMPANIES EQUITY PARTNERS, L.P. AND OTHERS WITH THE SEC ON NOVEMBER 21, 2005, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

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